SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2003

AMF BOWLING WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12131	13-3873272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 AMF Drive, Richmond, Virginia	23111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(804) 730-4000

N/A

(Former name or former address, if changed since last report)

Item	5. Other Events and Regulation FD Disclosure

John Suddarth resigned as Chief Operating Officer of AMF Bowling Products, Inc., a subsidiary of AMF Bowling Worldwide, Inc., effective February 3, 2003. Mr. Suddarth plans to pursue personal interests.

John Walker, currently Senior Vice President of Global Sales at AMF Bowling Products, has been appointed Acting Chief Operating Officer of the products business and will report directly to George Vieth, Interim Chief Executive Officer of AMF Bowling Worldwide. Mr. Walker joined AMF Bowling Products in 1998 as General Manager of its consumer products business which then included all after-market supplies as well as the billiards and bowling pin manufacturing operations. Subsequently, Mr. Walker led the U.S. sales force of AMF Bowling Products for two and a half years, and most recently has headed global sales and service of AMF Bowling Products. Among other experience before joining AMF Bowling Products, Mr. Walker held positions in product management at Procter & Gamble and in sales at Honeywell.

Item	7. Financial Statements, Pro Forma Financial Information and Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2003	AMF BOWLING WORLDWIDE, INC.

By:	/s/ Christopher F. Caesar
Christopher F. Caesar Senior Vice President, Chief Financial Officer and Treasurer